UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2005

FRONTIER OIL CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	1-7627	74-1895085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Memorial Drive, Suite 600 Houston, Texas		77024-3411
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 688-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 14, 2005, Frontier Oil Corporation (“Frontier”) announced that Michael C. Jennings has been appointed to the position of Executive Vice President and Chief Financial Officer. Mr. Jennings will have the responsibility for all of the financial activities of Frontier. He will report to the Chief Executive Officer.

Mr. Jennings (39) will join Frontier on June 27, 2005. He has been employed since May 2000 as Vice President & Treasurer of Cooper Cameron Corporation, a manufacturer of oil and gas pressure control equipment. Some of his responsibilities included managing merger and acquisition activities, managing the tax and corporate finance areas, managing the firm’s liquidity and capitalization and overseeing bank and rating agency relationships. From November 1998 until May 2000, Mr. Jennings was employed by Unimin Corporation, a producer and processor of industrial minerals, as Vice President, Finance & Corporate Development. At Unimin, he was responsible for the financial reporting, treasury and business development functions. He was also employed by Cooper Cameron Corporation as Director, Acquisition & Corporate Finance from July 1995 until November 1998. Mr. Jennings graduated from Dartmouth College in 1987 and received his MBA in Finance & Accounting in 1992 from the University of Chicago.

A copy of the press release announcing Mr. Jennings’ appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release issued by Frontier Oil Corporation dated June 14, 2005 announcing the appointment of Michael C. Jennings as Executive Vice President and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER OIL CORPORATION

By: /s/ James R. Gibbs
James R. Gibbs
Chairman of the Board, President and Chief Executive Officer

Date: June 16, 2005